UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Harvard Holdings International, Inc.
(Name of small business issuer in its charter)

Delaware	4581	20-5564916
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

3455 Peachtree Road, Suite 500, Atlanta Georgia 30326
404-995-7068 (phone)
954-212-7751 (fax)
(Address and telephone number of principal executive offices)

3455 Peachtree Road, Suite 500, Atlanta Georgia 30326
404-995-7068 (phone)
954-212-7751 (fax)
(Address of principal place of business or intended principal place of business)

Luis Carrillo, Attorney, Suite 203-6151 Fairmount Ave. San Diego, CA 92120
619.399.3090 (phone)
619.330.1888 (fax)
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar Amount to be registered	Number of Shares to be registered	Proposed maximum offering price per unit	Amount of registration fee
Common stock, par value $0.0001 per shar	$2,500,000.00	5,000,000	$0.50	$535 (1)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Disclosure alternative used (check one): Alternative 1   Alternative 2 X

(1) Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

Subject to Completion, Dated April 19, 2007

PROSPECTUS

Harvard Holdings International, Inc.
5,000,000 Shares of Common Stock

The selling security holders named in this prospectus, Arnold Leonora, Anna Segovia, Joseph Obi, Stuart Carnie, Kim Merced, Thelma Dupont, and Jamail Larkins, are offering 5,000,000 shares of common stock of Harvard Holdings International, Inc. We will not receive any of the proceeds from the sale of these shares. The shares were acquired by the selling security holders directly from us in a private offering of our common stock that was exempt from registration under the securities laws. The selling security holders have set an offering price for these securities of $0.50 per share and an offering period of four month from the date of this prospectus. See “Security Ownership of Beneficial Owners and Management” for more information about the selling security holders.

Our common stock is presently not traded on any market or securities exchange. The offering price may not reflect the market price of our shares after the offering.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Shares Offered by Selling Security Holders	Price To Public	Selling Agent Commissions	Proceeds to Selling Security Holders
Per Share	$0.50	Not applicable	$0.50
Minimum Purchase	Not applicable	Not applicable	Not applicable
Total Offering	$2,500,000	Not applicable	$2,500,000

Proceeds to the selling security holders do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $10,000. Harvard Holdings International, Inc. will pay these expenses.

This Prospectus is dated April 19, 2007.

Subject to Completion, Dated April 19, 2007

PROSPECTUS

Harvard Holdings International, Inc.

5,000,000 Shares of Common Stock

This prospectus covers the resale of an aggregate 5,000,000 shares of common stock, par value $0.001, by Arnold Leonora, Anna Segovia, Joseph Obi, Stuart Carnie, Kim Merced, Thelma Dupont, and Jamail Larkins, the selling security holders under this prospectus.

These securities will be offered for sale by the selling security holders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled "Plan of Distribution."

We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling security holders, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled "Description of Securities."

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 7.

The selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 19, 2007.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE OFFERING	1
SUMMARY INFORMATION	1
RISK FACTORS	1
(a) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING	1
(b) RISKS RELATED TO THE AIRLINE INDUSTRY	1
(c) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
USE OF PROCEEDS TO ISSUER	1
DETERMINATION OF OFFERING PRICE	1
DILUTION	1
SELLING SECURITY HOLDERS	1
PLAN OF DISTRIBUTION	1
LEGAL PROCEEDINGS	1
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	1
Management Biographies	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	1
REMUNERATION OF DIRECTORS AND OFFICERS	1
DESCRIPTION OF SECURITIES	1
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	1
LEGAL MATTERS	1
EXPERTS	1
INTEREST OF NAMED EXPERTS AND COUNSEL	1
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	1
DESCRIPTION OF BUSINESS	1
General	1
Harvard Holdings Acquisition of Quantum Cargo & Aviation Services	1
Products and Services	1
Market Analysis: The Aviation Industry	1
Competition	1
Compliance with Government Regulation	1
Employees	1
MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	1
RESULTS OF OPERATIONS	1
PLAN OF OPERATION	1
LIQUIDITY AND CAPITAL RESOURCES	1
CRITICAL ACCOUNTING POLICIES AND ESTIMATES	1
DESCRIPTION OF PROPERTY	1
FINANCIAL COMMITMENTS	1
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	1
MARKET FOR COMMON EQUITY	1
EXECUTIVE COMPENSATION	1
COMPENSATION OF DIRECTORS	1
STOCK INCENTIVE PLAN	1
EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS	1
SEC POSITION ON INDEMNIFICATION	1
AVAILABLE INFORMATION	1
REPORTS TO SECURITY HOLDERS	1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
Financial Statements and Footnotes to the Financial Statements	1
DEALER PROSPECTUS DELIVERY OBLIGATION	1
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS	1
ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS	1
ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	1
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES	1
ITEM 27. INDEX TO EXHIBITS	1
ITEM 28. UNDERTAKINGS	1
SIGNATURES	1

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes. In this prospectus, we refer to Harvard Holdings International, Inc. as "we," "us," "our," " Harvard Holdings” and the “Company.”

Harvard Holdings International, Inc.

Harvard Holdings International, Inc., also referred to as Harvard Holdings and the Company, was founded in the State of Delaware on September 15, 2006. Harvard Holdings International, Inc. is in the aviation services business. Harvard Holdings is a development stage company. Our principal executive offices are located at 3455 Peachtree Road, Suite 500, Atlanta Georgia, 30326 and our telephone number is 404-995-7068.

Harvard Holdings has a limited history of operations. We presently do not have the funding to execute our business plan. Provided we are successful with this offering, we plan to raise additional capital at a future date so that we may execute our business plan.

Our principal executive offices are located at 3455 Peachtree Road, Suite 500, Atlanta Georgia, 30326 and our telephone number is 404-995-7068.

THE OFFERING

Securities offered	5,000,000 shares of common stock
Selling shareholder(s)	Arnold Leonora Anna Segovia Joseph Obi Stuart Carnie Kim Merced Thelma Dupont Jamail Larkins
Offering price	$0.50 per share
Shares outstanding prior to the offering	9,250,000 shares of common stock
Shares to be outstanding after the offering	9,250,000 shares of common stock
Use of proceeds	Harvard Holdings International, Inc. will not receive any proceeds from the sale of the common stock by the selling security holders.

This prospectus relates to the sale of up to 5,000,000 shares of our common stock by the selling shareholder identified in the section of this prospectus entitled "Selling Security Holders." These 5,000,000 common shares are being offered hereby by Arnold Leonora, Anna Segovia, Joseph Obi, Stuart Carnie, Kim Merced, Thelma Dupont, and Jamail Larkins, the selling security holders under this prospectus.

The number of common shares offered by this prospectus represents up to approximately 54.05% of the total common stock outstanding after the offering.

Information regarding the selling security holders, the common shares being offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares, is provided in the sections of this prospectus entitled "Selling Security Holders" and "Plan of Distribution." We will not receive any of the proceeds from these sales. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling Security Holders.

SUMMARY INFORMATION

Harvard Holdings International, Inc., referred to as Harvard Holdings and the Company, is a development stage company. Since the inception of the Company on September 15, 2006, Harvard Holdings has incurred significant losses, and for the period ended on January 31, 2007, recorded a loss of $1500.00.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next twelve months. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We will raise the capital necessary to fund our business through the sale of equity securities. (See "Plan of Operation")

Our independent auditors have added an explanatory paragraph to their report of our audited financial statements for the period year ended January 31, 2007, stating that our net loss of $1500.00, lack of revenues and dependence on our ability to raise additional capital to continue our business, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our planned business operations altogether.

RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THE SECURITIES WE ARE OFFERING THROUGH THIS PROSPECTUS ARE SPECULATIVE BY NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE FOLLOWING RISK FACTORS, AMONG OTHERS, COULD CAUSE OUR ACTUAL FUTURE OPERATING RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS, ORAL OR WRITTEN, MADE BY OR ON BEHALF OF US. IN ASSESSING THESE RISKS, WE SUGGEST THAT YOU ALSO REFER TO OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

(a) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING

THE COMPANY HAS A LIMITED OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

We have a limited history of operations and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in a rapidly evolving market such as the aviation business. Sales and operating results are difficult to forecast because they generally depend on the volume and timing of the amount of business transacted - the frequency of which is uncertain. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause net losses in a given period to be greater than expected. An investment in our securities represents significant risk and you may lose all or part your entire investment.

WE HAVE A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

We have yet to establish profitable operations or a history of profitable operations. We anticipate that we will continue to incur substantial operating losses for an indefinite period of time due to the significant costs associated with the development of our business.

Since incorporation, we have expended financial resources on the development of our business. As a result, losses have been incurred since incorporation. Management expects to experience operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: an acquisition or acquisitions, brand development, marketing and promotional activities; the possible addition of new personnel; and the development of relationships with strategic business partners.

The Company's ability to become profitable depends on its ability to generate and sustain sales while maintaining reasonable expense levels. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part your entire investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. We will need to obtain additional financing in order to complete our business plan because we currently do not have any operations and we have no income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of mineral claims and investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

OUR OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual operating results to fluctuate significantly in the future. Because our operating results will be volatile and difficult to predict, in some future quarter our operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced services or products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; increased fuel costs and increased labor costs that can affect demand for aircraft equipment; the amount and timing of operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; seasonality and a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for each of the year ended January 31, 2007 that we have not made a profit. At January 31, 2007, we had a loss of $1500.00. They further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At January 31, 2007, our cash was $NIL. We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holders. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

(b) RISKS RELATED TO THE AIRLINE INDUSTRY

OUR INDUSTRY IS HIGHLY COMPETITIVE AND IS CHARACTERIZED BY LOW GROSS PROFIT MARGINS AND HIGH FIXED COSTS, A MINOR SHORTFALL FROM EXPECTED REVENUE COULD AFFECT THE DEMAND FOR OUR TRAINING SERVICES, HAVE A SIGNIFICANT IMPACT ON OUR ABILITY TO GENERATE REVENUE, AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

Our industry is highly competitive. Many of our potential competitors are larger and/or have substantially larger customer bases, greater brand recognition and significantly greater financial and marketing resources than we do. In the future, aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in these markets.

Vigorous price competition exists in our business. Fare reductions and capacity increases within the industry could adversely affect our operations and profitability. The introduction of widely available, deeply discounted fares by a competitor could result in lower revenues for the entire industry, negatively affecting demand for new pilots, and have a material adverse effect on our ability to recruit new students. Change in the number of passengers or in fare pricing or the traffic mix could, in the aggregate, have a significant effect on our operating and financial results. A shortfall from expected revenue levels would have a significant impact on our potential to generate revenue and possibly cause our business to fail.

OVERCAPACITY IN THE AIRLINE INDUSTRY COULD NEGATIVELY AFFECT DEMAND FOR NEW PILOTS, WHICH WOULD INTURN NEGATIVELY AFFECT DEMAND FOR OUR FLIGHT TRAINING SERVICES. OVERCAPACITY, AS SUCH, COULD LEAD TO A SIGNIFICANT DROP IN ENROLLMENT, COULD ADVERSELY IMPACT OUR OPERATING RESULT, AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

Excess capacity or overcapacity (excess seat availability) in the airline industry could negatively affect our operating results. To date, U.S. carriers have addressed the problem of overcapacity primarily by decreasing unit revenues and expenses rather than cutting excess capacity. Until the airline industry effectively addresses the overcapacity problem, we expect that price discounting and competitive pressures could adversely affect our operating results because continued levels of overcapacity, and the policy to decrease unit revenues and expenses to compensate for overcapacity, could lead to lower revenues and less demand for aircraft equipment.

SIGNIFICANT INCREASES IN THE COST OF AIRCRAFT FUEL COULD CAUSE OUR OPERATING COSTS TO INCREASE, ADVERSELY IMPACT OUR OPERATING RESULTS, AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

Historically, fuel costs have been subject to wide price fluctuations based on geopolitical issues and supply and demand. Fuel availability is also subject to periods of market surplus and shortage and is affected by demand for both home heating oil and gasoline. Because of the effect of these events on the price and availability of fuel, we cannot predict the future cost and availability of fuel with any degree of certainty.

Increases in fuel costs could harm our financial condition and results of operations because higher fuel costs could negatively affect our operating costs and results. As a result, we have significant exposure to the risk of increases in the price of fuel. increases in the price of fuel and prolonged high prices for fuel would increase our operational costs, and we would likely have to pass on these increases to our students in the form of higher tuition fees, which would harm our results of operations, our financial condition, and cause our business to fail.

THE AIRLINE INDUSTRY IS HEAVILY REGULATED, AND CHANGES IN OUR GOVERNMENTAL AUTHORIZATIONS OR CERTIFICATES, OR CHANGES IN GOVERNMENTAL REGULATIONS, COULD ADVERSELY IMPACT OUR BUSINESS.

We will be subject to a wide range of governmental regulation by U.S. Federal, State and foreign governmental agencies. We will be subject to regulation by, among others, the following authorities:

➢	U.S. Department of Transportation
➢	U.S. Federal Aviation Administration
➢	U.S. National Mediation Board, with respect to labor matters
➢	U.S. Federal Communications Commission, with respect to use of radio facilities
➢	U.S. Department of Defense
➢
U.S. Environmental Protection Agency and similar state and local authorities, primarily with respect to the use, discharge and disposal of hazardous materials at or from our maintenance and airport facilities

In the future, a modification, suspension or revocation of any of our authorizations or certificates issued by the regulatory authorities having jurisdiction over us, or institution of proceedings for non-compliance with the regulations of such authorities, could adversely impact our business.

OUR QUARTERLY RESULTS ARE SIGNIFICANTLY AFFECTED BY MANY FACTORS, AND OUR RESULTS OF OPERATIONS FOR ANY ONE QUARTER ARE NOT NECESSARILY INDICATIVE OF OUR ANNUAL RESULTS OF OPERATIONS. THE COMPANY HAS A LIMITED OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

Our proposed operations are subject to a variety of factors that frequently cause considerable volatility in our earnings, including:

➢	increases in the price for fuel, security and insurance costs
➢	general economic trends
➢	the prosperity of the airline industry

In addition, seasonal variations in air traffic and expenditures could affect our operating results from quarter to quarter. Seasonality can affect demand for aircraft equipment and, hence our potential sales from quarter to quarter. Our results of operations in any one quarter are not necessarily indicative of our annual results of operations. It is possible that we may never earn enough revenue to achieve profitability. An investment in our securities represents significant risk and you may lose all or part your entire investment.

(c) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING

THE SALE OF OUR COMMON STOCK COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE. THIS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF INVESTORS ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

A sale of shares under this offering at any given time could cause the trading price of our common stock to decline. The sale of our common stock under this offering could make it more difficult for us to sell equity securities in the future at a time and at a price that we might not otherwise want to affect sales.

THE TRADING PRICE OF OUR COMMON STOCK MAY DECREASE DUE TO FACTORS BEYOND OUR CONTROL. THESE FACTORS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF INVESTORS ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

The trading price of our common stock is subject to significant fluctuations due to a number of factors, including:

➢	our status as a development stage company with a limited operating history
➢
no revenues to date, which may make risk-averse investors more inclined to sell their shares on the market more quickly and at greater discounts than may be the case with the shares of a seasoned issuer in the event of negative news or lack of progress and announcements of new products by us or our competitors

➢	the timing and development of products and services that we may offer
➢	general and industry-specific economic conditions
➢	actual or anticipated fluctuations in our operating results
➢	our capital commitments
➢	the loss of any of our key management personnel

In addition, the financial markets have experienced extreme price and volume fluctuations. The market prices of the securities of aviation companies have been highly volatile and may continue to be highly volatile in the future, some of which may be unrelated to the operating performance of particular companies. The sale or attempted sale of a large amount of common stock into the market may also have a significant impact on the trading price of our common stock. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs, divert management's attention and resources and harm our financial condition and results of operations.

WE DO NOT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE FUTURE, WHICH MAY REDUCE THE RETURN ON YOUR INVESTMENT IN OUR COMMON STOCK.

To date, the Company has not paid any cash dividends on its Common Stock and does not anticipate paying any such dividends in the foreseeable future. Payment of future dividends will depend on earnings and the capital requirements of the Company, and the Company’s debt facilities and other factors considered appropriate by the Company’s Board of Directors. We cannot guarantee that we will, at any time, generate sufficient profits or surplus cash that would be available for distribution as a dividend to the holders of our common stock. We plan to use any profits that we may generate, if we generate any profits at all, to fund our operations. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST AND VOTING RIGHTS.

We will need to raise additional capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our board of directors will also have the effect of diluting the proportionate equity interest and voting power of holders of our common stock.

OUR INCORPORATION DOCUMENTS AND DELAWARE LAW INCLUDE PROVISIONS THAT MAY INHIBIT AN ATTEMPT BY OUR SHAREHOLDERS TO CHANGE OUR DIRECTION OR MANAGEMENT, OR MAY INHIBIT A POSSIBLE TAKEOVER THAT SHAREHOLDERS CONSIDER FAVORABLE. THE OCCURRENCE OF SUCH EVENTS COULD LIMIT THE MARKET PRICE OF YOUR STOCK.

Our certificate of incorporation and bylaws contain provisions that could delay or prevent a change in control of our company, such as prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of shareholders to elect director candidates. In addition, we are governed by the provisions of Section 203 of Delaware General Corporate Law. These provisions may prohibit large shareholders from merging or combining with us, which may prevent or frustrate any attempt by our shareholders to change our management or the direction in which we are heading. These and other provisions in our amended and restated certificate of incorporation and bylaws and under Delaware law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL AND, IN SO DOING, WILL FURTHER DILUTE THE TOTAL NUMBER OF SHARES ISSUED AND OUTSTANDING.

We will need to raise additional capital, in addition to the financing as reported in this registration statement, by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this additional capital will be available and, if the capital is available at all, that it will be available on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in a significant dilution in the equity interests of its current security holders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments. If we are able to raise additional capital, we cannot assure that it will be on terms that enhance the value of our common shares. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success of the Company will almost certainly be adversely affected.

WE ARE DEPENDENT ON KEY PERSONNEL.

The Company's success will largely rely on the efforts and abilities of certain key personnel. While the Company does not foresee any reason why such key personnel will not remain with the Company, if for any reason they do not, the Company could be adversely affected. The Company has not purchased key man life insurance for any of these individuals.

AN ACTIVE TRADING MARKET FOR OUR COMMON SHARES MAY NOT DEVELOP.

Our common shares are new issues of securities with no established trading markets or prior trading histories, and there can be no assurance regarding the future development of markets for our common shares, the ability of holders of our common shares to sell or the prices for which holders may be able to sell their holdings of our common shares. Furthermore, the liquidity of, and trading markets for, our common shares may be adversely affected by changes in the airline industry and in the overall economy, as well as by any changes in our financial condition or results of operations.

CONTROL OF COMPANY BY EXISTING SECURITY HOLDERS

After the Offering, the Company’s executive officers and directors beneficially own over 50% of the Company’s outstanding Common Stock. These security holders will be able to continue to elect over a majority of the Company’s directors and to determine the outcome of the corporate actions requiring shareholder approval, regardless of how the remaining security holders of the Company may vote.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Company’s common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51-1” of the Securities and Exchange Commission (the “SEC”).  Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.  Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section “240.15g-9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them.

Security holders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. We use words such as "anticipate", "expect", "intend", "plan", "believe", "seek" and "estimate", and variations of these words and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the preceding "Risk Factors" section and elsewhere in this prospectus. These forward-looking statements address, among others, such issues as:

➢	future earnings and cash flow
➢	development projects
➢	business strategy
➢	expansion and growth of our business and operations
➢	our estimated financial information

These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties, which could cause our actual results, performance and financial condition to differ materially from our expectation.

Consequently, these cautionary statements qualify all of the forward-looking statements made in this prospectus. We cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they would have the expected effect on us or our business or operations.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the shares by the selling security holders. All proceeds from the sale of the shares offered hereby will be for the account of the selling security holders, as described below in the sections entitled "Selling Security Holders" and "Plan of Distribution."

We are registering 5,000,000 shares for gross proceeds of $ 2,500,000 from the sale of the selling security holders’ common stock under the investment agreement. All of the proceeds from the sale of the shares of common stock offered herein will be received by the selling security holders.

With the exception of any brokerage fees and commission which are the obligation of the selling security holders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $10,000.00, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing security holders. Upon the successful completion of this offering, the number of shares will total 9,250,000 common shares outstanding.

SELLING SECURITY HOLDERS

The following table sets forth the names of the selling security holders who may sell their shares under this prospectus from time to time. No selling security holders have, or within the past three years have had, any position, office or other material relationship with us or any of our predecessors or affiliates. In addition, the following table provides certain information with respect to the selling security holders' ownership of our securities as of the date of this prospectus, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities. The selling security holders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling security holders will sell all shares covered by this prospectus.

Some of the selling security holders may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus. Each selling security holders may also transfer shares owned by him or her by gift, and upon any such transfer the donee would have the same right of sale as the selling security holders.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. See our discussion entitled "Plan of Distribution" for further information regarding the selling security holders' method of distribution of these shares.

NAMES OF SELLING SECURITY HOLDERS	NUMBER OF SHARES BEING OFFERED	PERCENTAGE OF CLASS(1)
		BEFORE OFFERING	AFTER OFFERING
Arnold Leonora	1,700,000	64.86%	46.49%
Stuart Carnie	950,000	10.27%	0%
Anna Segovia	1,000,000	10.81%	0%
Joseph Obi	500,000	5.41%	0%
Thelma Dupont	500,000	5.41%	0%
Jamail Larkins	100,000	1.08%	0%

PLAN OF DISTRIBUTION

We are registering 5,000,000 shares of our common stock for resale by the selling security holders identified in the section above entitled "Selling Security Holders." We will receive none of the proceeds from the sale of these shares by the selling security holders.

The selling security holders may sell some of all of their common stock in one or more transactions, including block transactions:

➢	on such public markets or exchanges as the common stock may from time to time be trading;
➢	in privately negotiated transactions;
➢	through the writing of options on the common stock;
➢	settlement of short sales; or,
➢	in any combination of these methods of distribution.

The selling security holders have set an offering price for these securities of $0.50 per share, no minimum purchase of shares, and an offering period of four months from the date of this prospectus.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. In the event of the transfer by the selling security holders of shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling security holders who have transferred his shares.

The selling security holders may also sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions may receive a commission from the selling security holders or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The selling security holders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling security holders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling security holders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling security holders.

If, after the date of this prospectus, the selling security holders enters into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

Other selling security holders than those listed in this prospectus and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits, which our selling security holders may receive, might be deemed to be underwriting compensation under the Securities Act. Because the selling security holders may be deemed to be an underwriter under Section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the common stock, which are estimated at $10,000. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

The selling security holders and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling security holders and any broker-dealers or agents may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things:

➢	Not engage in any stabilization activities in connection with our common stock;
➢	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,
➢	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

LEGAL PROCEEDINGS

We are not currently subject to either threatened or pending litigation, actions or administrative proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table identifies our current Executive Officers and Directors, their respective offices and positions, and their respective dates of election or appointment:

NAME	AGE	POSITION AND TERM OF OFFICE	INITIAL ELECTION OR APPOINTMENT DATE
Arnold Leonora	44	Chairman & CEO	September 2006

Stuart A. Carnie	39	President	January 2007

The authorized number of Directors of the corporation shall be 2 (two). All Directors hold office until the next annual meeting of the security holders following their election and until their successors have been elected and qualified. The Board of Directors appoints Officers. Officers hold office until the next annual meeting of our Board of Directors following their appointment and until their successors have been appointed and qualified.

Set forth below is a description of the recent employment and business experience of our Directors and Executive Officers:

Management Biographies

Stuart A. Carnie, President and Director:

Stuart A. Carnie, aged 39, is the President and a Director of the Company. He was appointed in January 2007.

Mr. Carnie was the President and CEO of Viva International Inc., an airline development company, from August 2002 to February 2003. From February 2003 to May 2004, Mr. Carnie was engaged as a private consultant to start-up airlines. From May 2004 to the present, Mr. Carnie has acted as the President and Director of Eagle Aero Holdings Corp.

Arnold Leonora, Chairman & CEO and Director:

Arnold Leonora, aged 44, is the Chairman, CEO, and Director of the Company. He was appointed in September 2006.

From May 1998 to the present, Arnold Leonora has been the President and CEO for ABL Hotel Properties, Inc, a consulting company that provides development consulting services to the hotel and resort industry. From September 2003 to October 2003, Mr. Leonora was president of the air services division of Viva International Inc., an airline development company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities as of January 31, 2007 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, our address is: Harvard Holdings International, Inc., 3455 Peachtree Road, Suite 500, Atlanta Georgia, 30326 and our telephone number is 404-995-7068.

As of March 31, 2007, there were Nine Million Two Hundred and Fifty Thousand (9,250,000) shares of common stock issued and outstanding.

(1)	This table is based on Nine Million Two Hundred and Fifty Thousand (9,250,000) shares of common stock outstanding

As of the date of this prospectus, we had the following security holders holding greater than 5%:

NAME OF DIRECTOR, OFFICER AND BENEFICIAL OWNER	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF COMMON STOCK
			Arnold B. Leonora	6,000,000	64.86%

Stuart A. Carnie	950,000	10.27%

REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the cash remuneration of our Director and Officers for the period from inception on September 15, 2006 through to the end of the period on January 31, 2007:

NAME OF INDIVIDUAL	CAPACITIES IN WHICH REMUNERATION WAS RECEIVED	AGGREGATE CASH REMUNERATION
Arnold B. Leonora	Chairman & CEO	$-0-

Stuart A. Carnie	President	$-0-

We have no employment agreements with our Executive Officers. We do not pay compensation to our Directors for attendance at meetings. We reimburse Directors for reasonable expenses incurred during the course of their performance.

DESCRIPTION OF SECURITIES

General: We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share.

As of March 31, 2007 the number of issued outstanding common shares was Nine Million Two Hundred and Fifty Thousand (9,250,000) with a par value of $0.0001 per share.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the security holders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holders. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Common Stock: The securities being offered by the selling security holders are shares of our Common stock.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, other than the transaction described above, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

•	any of our Directors or Officers;
•	any nominee for election as a director;
•	any principal security holder identified in the preceding "Security Ownership of Selling Shareholder and Management" section; or
•	any relative or spouse, or relative of such spouse, of the above referenced persons.

LEGAL MATTERS

Luis Carrillo, Attorney, Suite 203-6151 Fairmount Ave. San Diego, CA 92120, 619.399.3090 (phone), 619.330.1888 (fax), will pass upon certain matters relating to the legality of the common stock offered hereby for us.

EXPERTS

Auditor: The financial statements for Harvard Holdings International, Inc. as of January 31, 2007included in this prospectus have been audited by Moore & Associates Chartered Accountants, the registered independent accounting firm to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

Transfer Agent And Registrar: Wall Street Transfer Agents Inc., Suite 525-999 West Hastings St. Vancouver BC V6C 2W2, serves as the transfer agent and registrar for our common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

➢	for any breach of their duty of loyalty to us or our security holders;
➢	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
➢	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Delaware General Corporation Law; or,
➢	for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Delaware General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

ORGANIZATION WITHIN LAST FIVE YEARS

Harvard Holdings International, Inc. was founded in the State of Delaware on September 15, 2006. On January 25, 2007 the Company entered into an agreement with Quantum Cargo and Aviation Services Inc., ("Quantum"), a company, incorporated on May 4, 2006 in the State of Florida, to purchase thirty nine percent (39%) of Quantum for two hundred thousand dollars ($200,000). Quantum manufactures and sells cargo restraint systems for the aviation industry.

DESCRIPTION OF BUSINESS

General

Harvard Holdings International, Inc., also referred to as Harvard Holdings and the Company, was founded in the State of Delaware on September 15, 2006. Harvard Holdings International, Inc. is in the aviation services business. Harvard Holdings is a development stage company with a limited history of operations. Our principal executive offices are located at 3455 Peachtree Road, Suite 500, Atlanta Georgia, 30326 and our telephone number is 404-995-7068.

Harvard Holdings Acquisition of Quantum Cargo & Aviation Services

On January 25, 2007 the Company entered into an agreement with Quantum Cargo and Aviation Services Inc., ("Quantum"), a company, incorporated on May 4, 2006 in the State of Florida, to purchase thirty nine percent (39%) of Quantum for two hundred thousand dollars ($200,000). Quantum manufactures and sells cargo restraint systems for the aviation industry.

The purchase agreement took place on February 15, 2007 and below is the payment schedule to complete the agreement.

Upon execution of the agreement, Harvard Holdings will issue two hundred thousand (200,000) of its common shares at a value of $0.50 per share for a total of one hundred thousand dollars ($100,000). On March 30, 2007 Harvard Holdings will issue a payment for twenty five thousand dollars ($25,000) to Quantum; On June 30, 2007 a second payment for fifty thousand dollars ($50,000) and a third and final payment on September 30, 2007 for twenty five thousand dollars ($25,000) for a total of one hundred thousand dollars ($100,000).

Quantum Cargo & Aviation Services is an FAA Certified TSO-C90c cargo pallet net manufacturer and is a 145 FAA Certified Repair Station. Quantum Cargo & Aviation Services bears repair station number MD9R507X.

Kim L. Merced is the General Manager of Quantum Cargo & Aviation Services’ 145 FAA Certified Repair Station and the Company’s Quality Assurance Manager of manufacturing. Ms. Merced is a certificated repairman and an FAA Designated Manufacturing Inspections Representative (DMIR) candidate. Ms. Merced is a member of the Greater Miami Aviation Association and the Miami Maintenance Management Council.

Quantum Cargo & Aviation Services has a total of 4 employees, 2 full-time and 2 part-time. The Company utilizes the services of its employees on an as-needed basis, pending the degree of demand for its nets and slings. Each of the Company’s employees works an average of 30 hours per week. Ms. Merced the General Manager of the repair station and the Quality Assurance Manager of manufacturing works an average of 40 hours per week.

Products and Services

Quantum Cargo & Aviation Services manufactures restraint systems for the air cargo freight industry. Quantum Cargo & Aviation Services line of products include nets and slings that are used to tie-down and secure cargo or airfreight for the aviation industry. Quantum Cargo & Aviation Services’ cargo restraint systems are a mission essential product in the transportation of cargo and freight by air, which is to say, cargo aviation operators must, by law, utilize restraint systems in the shipping process to ensure the safe transport of goods and materials.

Procedurally, equipment such as nets and slings, sometimes referred to as straps, are a leave behind asset for airfreight shippers. This is to say, when cargo is delivered, the nets and slings/straps stay with the cargo at the facility where the cargo was dropped off. This practice of leaving behind restraint systems, like nets and slings, creates a constant demand by the operator to purchase and replenish their stock.

Miami Based Facility

Based in Miami, in close proximity to Miami International Airport, the top international cargo hub in the US, Quantum Cargo & Aviation Services is positioned to establish effective logistical business solutions and to service the day-to-day needs of aviation cargo operators. Miami is ranked first in the U.S. and sixth in the world for international freight. More than 3 million tons are shipped to and from the airport annually. Our goal in Miami is to cultivate key alliances with major suppliers, distributors and cargo operators.

Top Imports from Latin America and the Caribbean

➢	Flowers
➢	Vegetables
➢	Fruits
➢	Seafood

Top Exports to Latin America and the Caribbean

➢	Computers
➢	Aircraft components
➢	Medical
➢	Telecommunications
➢	Agricultural Equipment

As is evident by the nature of perishable imports and exports, the use of freight to transport these goods in a timely manner should mean that transport of such items must be by air.

Quantum Cargo & Aviation Services Core Customer Base:

Quantum Cargo & Aviation Services serves fourteen customers of which four to six customers comprise the bulk of the Company’s current business.

Customers

➢	Air Jamaica
➢	Cargo Services
➢	Cargo Services Freight
➢	Cielos Airlines
➢	Arrow Cargo
➢	IBC Airways
➢	Atlas Airways
➢	Polar Air Cargo
➢	Challenge Cargo
➢	Centurion Air
➢	Amerijet International
➢	Tampa Cargo
➢	DHL Americas
➢	Lan Chile Cargo

Quantum plans to acquire long term and stable contracts with companies such as:

➢	Commercial air cargo operators
➢	U.S. Military
➢	U.S. Government contracts
➢	Private Sector

Quantum is presently able to repair all nets, barriers and smoke curtains on a vast array of aircraft ranging from Cessna, C130 and the Boeing 707-777.

With two employees the volume of repairs is on average 70-100 nets repaired weekly. Quantum has not taken on additional net repairs so as to not diminish the efficiency rating of the Company’s turnaround times.

Market Analysis: The Aviation Industry

Management believes that the following information, which can be found in the public domain, is an accurate assessment of the aviation industry. The following discussion on the aviation industry solely reflects managements’ belief and, as such, may not be reliable.

Adaptation in logistic techniques and procedures for moving merchandise in response to world needs, trade trends, and international markets has led to an increasing reliance on the air transport and air cargo industry. The growth of cargo shipments by air, due to growing trends in international trade, has been dramatic.

World gross domestic product, (GDP), is the best single measure of global economic activity. As the world's GDP has grown over the last 20 years, so too has the air cargo industry. Deregulation and liberalization of the air transport industry, added to the following factors, have largely contributed to the spectacular growth of the air cargo industry:

➢	Global interdependence helped by world trade agreements (WTO) or more regional accords such as, EU, NAFTA, ASEAN, etc.

➢	International production and sales of good and services.

➢	New inventory management concepts such as "Just-in-Time" and "Zero" stocks.

➢	New air-eligible commodities.

➢	The vast development of high value and limited time-consumable commodities.

High value goods are central to today's expanding economy (electronics, computer components, precision equipment, medical supplies, A/C and auto parts, perishables, etc.). Just-in-Time production and Zero stocks inventory management techniques allow manufacturers to significantly reduce their inventory costs and save millions of dollars each year. The availability of quality air cargo services provides a feasible means to move goods long distances quickly. In today's era of fast paced competition, speed of transport is a factor greatly influencing multinational companies in their ability to compete.

Countries, large and small, depend on the air transport and air cargo industries to fuel their economic growth as well as, their financial strength. Since 1970, the air cargo market has doubled in volume every ten years and is expected to continue growing at an average annual rate of 6.5 percent over the next two decades. In 1996, according to the International Civil Aviation Organization (ICAO), over 1.3 billion passengers and 22.17 million tons of freight worldwide were carried by air. Boeing forecasts that 60 million tons of cargo will be transported by air in the year 2017, thus tripling 1977 volumes.

World air cargo traffic grew 12 percent in 2004 relative to 2003, only to slow markedly in 2005, expanding just 2 percent over year 2004. Much of this recent deceleration can be attributed to the rise in jet fuel prices since late 2004. Despite this slowdown, world traffic levels have expanded 3.1 percent during the first half of 2006 relative to 2005.

Competition

The air freight industry is comprised of businesses that are engaged in the air transportation of commercial cargo and are either: (1) scheduled operators - provide air cargo capacity in the belly holds of passenger or freight aircraft; (2) charter operators - provide freight transport on an unscheduled basis usually outside the network route of airlines; (3) freight operators - air transport dedicated to freight only; and (4) integrated carriers that operate their own aircraft to carry cargo as part of a door-to-door express service for shippers and importers of goods. The industry includes air transportation that is part of national postal systems. It excludes door-to-door courier services for small goods and parcels.

We will compete with aviation-dedicated companies that operate businesses that manufacture and sell restraint systems for the air cargo industry. Many of our potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than does the Company. Current and potential competitors may be able to devote substantially more resources to the development of their business operations. Management expects to face stiff competition in every service category that the Company will offer or plans to offer.

The Company recognizes that its competitive advantage is based on its ability to brand its services, the quality and reliability of its aviation equipment, the strength of its marketing and sales programs, and the level of customer service it makes available to clients.

Harvard Holdings believes that the principal competitive factors in our market include:

➢	Brand recognition
➢	Quality and price of service (customer service, inflight service, client development programs)
➢	Quality of aviation equipment
➢	Strength of marketing and advertising programs
➢	Strong Internet (online) and off-line media presence

Compliance with Government Regulation

As an aviation related business, we must comply with extensive regulatory and legal requirements, both domestically and internationally, that involve significant compliance costs. As such, we expect to incur expenses in connection with complying with government regulations.

We are subject to regulation by, among others, the following authorities:

➢  U.S. Department of Transportation
➢  U.S. Federal Aviation Administration
➢  U.S. National Mediation Board, with respect to labor matters
➢  U.S. Federal Communications Commission, with respect to use of radio facilities
➢  U.S. Department of Defense
➢  U.S. Environmental Protection Agency and similar state and local authorities, primarily with respect to the use, discharge and disposal of hazardous materials at or from our maintenance and airport facilities
➢  similar authorities in foreign countries

In the last several years, Congress has passed laws, and the DOT and the FAA have issued regulations relating to the operation of airlines that have required significant expenditures. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce the demand for air travel. Unfavorable amendments to current laws, regulations and permits governing the operations of an airline, and more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures, which could result in a cessation of operations for some airlines.  If adopted, new measures could have the effect of raising ticket prices, reducing revenue and increasing costs, which could result in a slackening of demand for refurbished aircraft and have an adverse impact on the strength and viability of the market for used aircraft.

Employees

At present, we have 4 employees, 2 full-time and 2 part-time employees. We anticipate that we will hire additional employees as our nets and slings business grows. In addition, we may expand (or decrease) the size of our Board of Directors. However, none of the members of our Board of Directors receives a salary or benefits in any form, nor do we have any plans to begin paying salaries, cash or otherwise, or offering any form of benefits to our Board of Directors.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Overview

Harvard Holdings International, Inc. was founded in the State of Delaware on September 15, 2006. Harvard Holdings is a development stage company. Our principal executive offices are located at 3455 Peachtree Road, Suite 500, Atlanta Georgia, 30326 19711 and our telephone number is 404-995-7068.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

RESULTS OF OPERATIONS

Harvard Holdings is a development stage company that has a limited history of operations. Since our inception on September 15, 2006, we have generated no revenues. At the end of the period on January 31, 2007, we had $NIL for current assets. We presently do not have the capital to commence the operations outlined and detailed in this prospectus.

We commenced business on September 15, 2006. We incurred a net loss of ($1500.00) from inception on September 15, 2006 to the period ended January 31, 2007. The Company has no revenues as of January 31, 2007 and has paid expenses of $1,500.00 during the same period, representing incorporation costs and filing fees.

PLAN OF OPERATION

We will not receive any proceeds from the sale of shares under this prospectus. Our continued existence is dependent upon our ability to obtain additional financing. Our capital requirements for the next 12 months will continue to be significant.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next twelve months. Additional financing, whether through public or private equity or debt financing, arrangements with security holders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

Our independent auditors have added an explanatory paragraph to their report of our audited financial statements for the period ended January 31, 2007, stating that our net loss of ($1500.00), lack of revenues and dependence on our ability to raise additional capital to continue our existence, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our business.

We are bearing all costs relating to the registration of the common stock, which are estimated at $10,000. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LIQUIDITY AND CAPITAL RESOURCES

Since our inception on September 15, 2006, we have incurred a loss of ($1500.00). Our cash and cash equivalent balances were $NIL for the period ended January 31, 2007. At January 31, 2007 we had an accumulated deficit of ($1500.00). Total current liabilities due to accounts payable were $595.00. Nine Million Fifty Thousand (9,050,000) common shares were issued to founders with a value of $0.0001 per share for a total of $905.00. For the period ended January 31, 2007, net cash after operating activities was $NIL. General and administrative expenses January 31, 2007 were $1500.00.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We will raise the capital necessary to fund our business through a subsequent offering of equity securities. Additional financing, whether through public or private equity or debt financing, arrangements with security holders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Accounting Basis

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

Management Certification

The financial statements herein are certified by the officers of the Company to present fairly, in all material respects, the financial position, results of operations and cash flows for the periods presented, in conformity with accounting principles generally accepted in the United States of America, consistently applied.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common security holders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common security holders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Advertising

Advertising will be expensed when incurred. There has been no advertising since inception.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet transactions.

DESCRIPTION OF PROPERTY

The Company leases a 200 square foot office space in Atlanta Georgia. The rent for this location is $250.00 per month.

FINANCIAL COMMITMENTS

The Company leases a 200 square foot office space in Atlanta Georgia. The rent for this location is $250.00 per month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of the date of this prospectus, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

•	any of our Directors or Officers;

•	any nominee for election as a director;

•	any principal security holder identified in the preceding "Security Ownership of Selling Shareholder and Management" section; or

•	any relative or spouse, or relative of such spouse, of the above referenced persons.

MARKET FOR COMMON EQUITY

Our common shares are not currently listed and do not currently trade on a public exchange.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below. The following table summarizes all compensation for fiscal year ended January 31, 2007:

Summary Compensation Table

Name and Principal Position	Year	Salary $	Bonus $	Other Annual Compensation
Arnold Leonora, Chairman & CEO	2006 2007	NIL NIL	NIL NIL	NIL NIL

Stuart Carnie, President	2006 2007	NIL NIL	NIL NIL	NIL NIL

COMPENSATION OF DIRECTORS

Directors do not currently receive compensation for their services as directors, but we plan to reimburse them for expenses incurred in attending board meetings.

STOCK INCENTIVE PLAN

At present, we do not have a stock incentive plan in place. We have not granted any options to Directors and Officers.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

At present, we do not have employment agreements with our executive officers.

SEC POSITION ON INDEMNIFICATION

Our bylaws provide that each officer and director of our company shall be indemnified by us against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she has been finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

The indemnification provisions of our bylaws diminish the potential rights of action, which might otherwise be available to security holders by affording indemnification against most damages and settlement amounts paid by a director in connection with any security holders’ derivative action. However, there are no provisions limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause the Company to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because the Company does not presently have directors' liability insurance and because there is no assurance that we will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, we may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If we are forced to bear the costs for indemnification, the value of our stock may be adversely affected.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form SB-2 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV.

REPORTS TO SECURITY HOLDERS

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Harvard Holdings International Inc.

We have audited the accompanying balance sheet of Harvard Holdings International Inc. as of January 31, 2007, and the related statements of operations, stockholders’ equity and cash flows from inception September 15, 2006, through January 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harvard Holdings International Inc. as of January 31, 2007 and the results of its operations and its cash flows from inception September 15, 2006 through January 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s net losses of $1,500 as of January 31, 2007 and its lack of operations and sources of revenues raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
April 9, 2007

HARVARD HOLDINGS INTERNATIONAL INC.

(A Development Stage Company)
Financial Statements and Footnotes to the Financial Statements

From Inception (September 15, 2006) to January 31, 2007

(In US Dollars)

HARVARD HOLDINGS INTERNATIONAL INC

(A Development Stage Company)
Balance Sheet
(Stated in U.S. Dollars)

As of January 31,
2007
ASSETS
Current Assets
Cash	$-
Total Current Assets	-

Fixed Asstes
Total Fixed Assets	-

Total Assets	-

LIABILITIES
Current Liabilities
Accounts payable	595
Total Current Liabilities

Long term Liabilities

Total Liabilities

EQUITY
100,000,000 Shares Authorized, Shares Issued at Founders, @ $0.0001 Per Share	905
Additional Paid-in Capital	-
Retained Earnings (Loss)	(1,500)
Total Stockholders Equity	(595)

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	$-

The accompanying notes are an integral part of these financial statements.

HARVARD HOLDINGS INTERNATIONAL INC
(A Development Stage Company)

Income Statement

Stated in U.S. Dollars

	For the year ended January 31,	from inception (September 15, 2006) to January 31,
	2007	2007
Revenue	$-	$-

Expenses

Administrative Expenses	1,500	1,500
Operating Expenses	-	-
Professional Fees	-	-
Total Expenses	1,500	1,500

Net Income (Loss)	$(1,500)	$(1,500)

Basic & Diluted (Loss) per Share	(0.000)	(0.000)

Weighted Average Number of Shares	9,050,000	9,050,000

The accompanying notes are an integral part of these financial statements.

HARVARD HOLDINGS INTERNATIONAL INC
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS EQUITY

From Inception (September 15, 2006) to January 31, 2007

Stated in U.S. Dollars

			Paid in
			Capital	Deficit
	Common Stock		Development	Accumulated	Total
	Shares	Amount	Stage	During	Equity
Shares issued to founders at $0.0001 per share	9,050,000	$905			$905

Net (Loss) for period				(1,500)	(1,500)
Balance, January 31, 2007	9,050,000	905	-	(1,500)	(595)

The accompanying notes are an integral part of these financial statements.

HARVARD HOLDINGS INTERNATIONAL INC
(A Development Stage Company)
Statement of Cash Flows
Stated in U.S. Dollars

	For the year ended January 31,	from inception (September 15, 2006) to January 31,
	2007	2007
Cash Flow From Operating Activities
Net Income (Loss)	$(1,500)	$(1,500)
Adjustments to Reconcile Net Income to Net Cash Provided by Operations:
Accounts Payable	595	595
Net Cash from Operating Activities	(905)	(905)

Cash Flow From Investing Activities
Net Cash from Financing Activities	-	-

Cash Flow from Financing Activities
Shares Issued at Founders, @ $0.0001 Per Share	905	905
Additional Paid-in Capital	-	-
Net Cash from Investing Activities	905	905

Cash at Beginning of Period	-	-
Cash at end of Period	$-	$-

The accompanying notes are an integral part of these financial statements.

HARVARD HOLDINGS INTERNATIONAL INC.
Footnotes to the Financial Statements
From Inception (September 15, 2006) to January 31, 2007
(Stated in US Dollars)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated under the laws of the State of Delaware on September 15, 2006.

Harvard Holdings International, Inc. is in the aviation services business. On January 25, 2007 Harvard Holdings International, Inc. entered into an agreement with Quantum Cargo and Aviation Services, Inc., also referred to as Quantum, to purchase thirty nine percent (39%) of Quantum, a Company that manufactures and sells cargo restraint systems for the aviation industry.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a January 31 year-end.

b.	Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, goods delivered, the contract price is fixed or determinable, and collectibility is reasonably assured.

c. Income Taxes

The Company prepares its tax returns on the accrual basis. The Company has elected to file its taxes as a Limited Liability Company, whereby its profits and losses are passed through to its members. Accordingly, the Company does not pay or accrue income taxes. Also, the Company does not record an asset for the value of its net operating loss carry forwards.

d.	Foreign currency translation

Foreign currency transactions are recorded at the rate of exchange on the date of the transaction. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are reported using the closing exchange rate. Exchange differences arising on the settlement of transactions at rates different from those at the date of the transaction, as well as unrealized foreign exchange differences on unsettled foreign currency monetary assets and liabilities, are recognized in the income statement.

Unrealized exchange differences on non-monetary financial assets (investments in equity instruments) are a component of the change in their entire fair value. For a non-monetary financial asset unrealized exchange differences are recognized in the income statement. For non-monetary financial investments unrealized exchange differences are recorded directly in Equity until the asset is sold or becomes impaired.

HARVARD HOLDINGS INTERNATIONAL INC.
Footnotes to the Financial Statements
From Inception (September 15, 2006) to January 31, 2007
(Stated in US Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

e. Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

f.	Assets

The Company holds no assets as of January 31, 2007.

g.	Income

Income represents all of the company’s revenue less all its expenses in the period incurred. The Company has no revenues as of January 31, 2007 and has paid expenses for $1,500 during the same period, representing incorporation costs and filing fees.

In accordance with FASB/ FAS 142 option 12, paragraph 11 “Intangible Assets Subject to Amortization”, a recognized intangible asset shall be amortized over its useful life to the reporting entity unless that life is determined to be indefinite. If an intangible asset has been has a finite useful life, but the precise length of that life is not known, that intangible asset shall be amortized over the best estimate of its useful life. The method of amortization shall reflect the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up. If that pattern cannot be reliable determined, a straight-line amortization method shall be used. An intangible asset shall not be written down or off in the period of acquisition unless it becomes impaired during that period.

HARVARD HOLDINGS INTERNATIONAL INC.
Footnotes to the Financial Statements
From Inception (September 15, 2006) to January 31, 2007
(Stated in US Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

h.	Basic Income (Loss) Per Share

In accordance with SFAS No. 128-“Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At January 31, 2007 the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

HARVARD HOLDINGS INTERNATIONAL INC.
Footnotes to the Financial Statements
From Inception (September 15, 2006) to January 31, 2007
(Stated in US Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

i. Cash and Cash Equivalents

For purposes of the statement of cash flows, the company considers all highly liquid investments purchased with maturity of three months or less to be cash equivalents.

j.  Liabilities

Liabilities are made up of current liabilities.
Current liabilities include accounts payable of $595 on aggregate.

HARVARD HOLDINGS INTERNATIONAL INC.
Footnotes to the Financial Statements
From Inception (September 15, 2006) to January 31, 2007
(Stated in US Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

k. Share Capital

a) Authorized:

100,000,000 common shares with a par value of $0.0001

b) Issued:

As of January 31, 2007 the number of issued outstanding common shares was nine Million Fifty Thousand (9,050,000) with a value of $0.0001 per share for a total of $905.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 3 -	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has accumulated a loss and is new. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

As shown in the accompanying financial statements, the Company has incurred a net (loss) of $(1,500) for the period from September 15, 2006 (inception) to January 31, 2007 and has not generated any revenues. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of acquisitions. Management has plans to seek additional capital through a private placement and public offering of its common stock.

HARVARD HOLDINGS INTERNATIONAL INC.
Footnotes to the Financial Statements
From Inception (September 15, 2006) to January 31, 2007
(Stated in US Dollars)

NOTE 3 - GOING CONCERN (continued)

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 4 - SUBSEQUENT EVENTS

On January 25, 2007 the Company entered into an agreement with Quantum Cargo and Aviation Services Inc., ("Quantum"), a company, incorporated on May 4, 2006 in the State of Florida, to purchase thirty nine percent (39%) of Quantum for two hundred thousand dollars ($200,000). Quantum manufactures and sells cargo restraint systems for the aviation industry.

The purchase agreement took place on February 15, 2007 and below is the payment schedule to complete the agreement.

Upon Execution of the agreement, Harvard Holdings issued two hundred thousand (200,000) of its common shares at a value of $0.50 per share for a total of one hundred thousand dollars ($100,000). On March 30, 2007 Harvard Holdings will issue a payment for twenty five thousand dollars ($25,000) to Quantum; On June 30, 2007 a second payment for fifty thousand dollars ($50,000) and a third and final payment on September 30, 2007 for twenty five thousand dollars ($25,000) for a total of one hundred thousand dollars ($100,000).

DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________________ (90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

	AMOUNT

Securities and Exchange Commission Registration Fee	$100	*
Accounting Fees and Expenses	3,000
Legal Fees and Expenses	6,500
Transfer Agent and Registrar Fees and Expenses	250
Printing Expenses	100
Miscellaneous Expenses	50
Total	10,000	*

___________
*Estimated amount

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Issuance to Founders

At the Company’s inception on September 15, 2006, Nine Million Fifty Thousand (9,050,000) common shares were issued to founders with a value of $0.0001 per share for a total of $905. These shares were issued pursuant to Section 4(2) of the Securities Act. The 9,050,000 shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to Arnold Leonora, Anna Segovia, Joseph Obi, Stuart Carnie, Thelma Dupont, and Jamail Larkins, the founders of the Company, who are sophisticated individuals. Since our inception, the founders are in a position of access to relevant and material information regarding our operations. No underwriters were used.

Issuance upon Acquisition

On January 25, 2007 the Company entered into an agreement with Quantum Cargo and Aviation Services Inc., ("Quantum"), a company, incorporated on May 4, 2006 in the State of Florida, to purchase thirty nine percent (39%) of Quantum for two hundred thousand dollars ($200,000) in cash and shares. Quantum manufactures and sells cargo restraint systems for the aviation industry.

The purchase agreement took place on February 15, 2007 and below is the payment schedule to complete the agreement.

Upon Execution of the agreement, Harvard Holdings issued two hundred thousand (200,000) of its common shares at a value of $0.50 per share for a total of one hundred thousand dollars ($100,000). On March 30, 2007, Harvard Holdings will issue a payment for twenty five thousand dollars ($25,000) to Quantum; On June 30, 2007, a second payment for fifty thousand dollars ($50,000) and a third and final payment on September 30, 2007, for twenty five thousand dollars ($25,000) for a total of one hundred thousand dollars ($100,000).

ITEM 27. INDEX TO EXHIBITS

REGULATION
S-B NUMBER EXHIBIT

3.1	Articles of Incorporation *

3.2	Bylaws *

5.1	Consent and Opinion of Luis Carrillo, Attorney, April 27, 2007 *

10.1	Acquisition Agreement between Harvard Holdings Inc. and Quantum Cargo and Aviation Services, Inc., January 25, 2007 *

23.1	Consent of Moore & Associates, April 2007 *

* Filed Herein.

ITEM 28. UNDERTAKINGS

The Company hereby undertakes to:

1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i) Include any prospectus required by section 10(a)(3) of the Securities Act; and

ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii) Include any additional or changed material information on the plan of distribution.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934;

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering;

4)  That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Ocala, State of Florida, on April 19, 2007.

HARVARD HOLDINGS INTERNATIONAL, INC.

By:	/s/ STUART CARNIE
STUART CARNIE
President and Director and Chief Financial Officer (Principal Executive Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ STUART CARNIE STUART CARNIE	President and Director and Chief Financial Officer (Principal Executive Officer and Principal Accounting Officer)	April 19, 2007

/s/ ARNOLD LEONORA ARNOLD LEONORA	Chief Executive Officer	April 19, 2007